UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 24, 2016
First Busey Corporation
 (Exact name of registrant as specified in its charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On May 24, 2016, the Company held its annual meeting of stockholders in Champaign, Illinois.  Of the 28,694,852 shares of common stock issued and outstanding as of the record date for the meeting, 24,104,476 shares were represented at the meeting in person or by proxy, constituting 84.00% of the outstanding shares.  At the meeting, the stockholders approved all of the director nominees and the proposals presented.
The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:
1.	The election of twelve directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected and have qualified. There were 2,622,180 broker non-votes in connection with the election of directors.
Name	Votes For	Votes Withheld
Joseph M. Ambrose	20,857,804	624,492
David J. Downey	15,532,207	5,950,089
Van A. Dukeman	21,321,821	160,475
Stephen V. King	21,345,211	137,085
E. Phillips Knox	21,255,330	226,966
V. B. Leister, Jr.	20,850,770	631,526
Gregory B. Lykins	19,951,672	1,530,624
August C. Meyer, Jr.	18,643,117	2,839,179
George T. Shapland	20,938,654	543,642
Thomas G. Sloan	21,336,481	145,815
Jon D. Stewart	21,344,944	137,352
Phyllis M. Wise	21,332,781	149,515

2.	The approval, in a non-binding, advisory vote, of the compensation of the named executive officers of the Company.
Votes For	Votes Against	Abstentions	Broker Non-Votes
18,322,825	2,898,231	261,240	2,622,180

3.	To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.
Votes For	Votes Against	Abstentions	Broker Non-Votes
24,018,084	50,929	35,463	-

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2016	First Busey Corporation
By:       /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Operating Officer and Chief  Financial Officer